AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT AND JOINDER
THIS AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT AND JOINDER (this “Amendment”) is made as of April 30, 2014 by and among KEMET ELECTRONICS CORPORATION, a Delaware corporation (“KEC”), KEMET FOIL MANUFACTURING, LLC, a Delaware limited liability company (“KEMET Foil”), KEMET BLUE POWDER CORPORATION, a Nevada corporation (“KEMET Blue” and, together with KEC and KEMET Foil, each individually, a “U.S. Borrower” and, collectively, “U.S. Borrowers”), KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation (“Singapore Borrower” and, together with U.S. Borrowers, each individually, a “Borrower” and, collectively, “Existing Borrowers”), THE FOREST ELECTRIC COMPANY¸ an Illinois corporation (“FELCO” or “New Borrower”), the financial institutions party hereto as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).
W I T N E S S E T H:
WHEREAS, Existing Borrowers, Lenders and Agent have entered into a Loan and Security Agreement, dated as of September 30, 2010 (as amended, restated, renewed, extended, substituted, modified and otherwise supplemented from time to time, the “Loan Agreement”), and certain other Loan Documents (as defined in the Loan Agreement);
WHEREAS, Existing Borrowers have requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement, and Agent and Lenders are willing to do so, subject to the terms and conditions se forth herein;
WHEREAS, Existing Borrowers and New Borrower have requested that New Borrower join Existing Borrowers as an additional Borrower (as defined in the Loan Agreement) under the Loan Agreement;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS.
Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

SECTION 2.	ACKNOWLEDGMENTS.
2.1    Acknowledgment of Obligations. Each Borrower hereby acknowledges, confirms and agrees that as of April 30, 2014, U.S. Borrowers are jointly and severally indebted to Agent and Lenders in respect of the Revolver Loans in the principal amount of $6,449,344.89 and in respect of LC Obligations in the amount of $16,000,000, and Singapore Borrower is indebted to Agent and Lenders in respect of the Revolver Loans in the principal amount of $12,000,000. All such amounts, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by each Borrower to Agent and Lenders, are unconditionally owing by such

3303777.3

Borrower to Agent and Lenders in accordance with the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.
2.2    Acknowledgment of Security Interests. Each Borrower hereby acknowledges, confirms and agrees that Agent, for the benefit of Secured Parties, has and shall continue to have valid, enforceable and perfected first priority Liens, subject to Permitted Liens, upon and security interests in the Collateral of such Borrower heretofore granted to Agent, for the benefit of Secured Parties, pursuant to the Loan Documents or otherwise granted to or held by Agent, for the benefit of Secured Parties, and upon and in which Agent, for the benefit of Secured Parties, presently has perfected first priority Liens and security interests.
2.3    Binding Effect of Documents. Each Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such obligations, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.
SECTION 3.    AMENDMENTS. Effective as of the date hereof:
3.1    All references to the terms “Borrower” and “Borrowers” in the Loan Agreement and the other Loan Documents, including this Amendment, shall be deemed and each such reference is hereby amended to mean, individually and collectively, jointly and severally, KEC, Singapore Borrower, KEMET Foil, KEMET Blue, and FELCO.
3.2    All references to the term “U.S. Borrower” in the Loan Agreement and the other Loan Documents, including this Amendment, shall be deemed and each such reference is hereby amended to mean, individually and collectively, jointly and severally, KEC, KEMET Foil, KEMET Blue, and FELCO.
3.3    Section 1.1 of the Loan Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order:
“Amendment No. 5 Effective Date: means April 30, 2014.”
“Equipment Value Amortization: shall have the meaning ascribed to such term in the definition of Equipment Formula Amount set forth herein.”
“Inventory Appraisal: with respect to Inventory owned by U.S. Borrower in each Loan Year, a written appraisal of such Inventory delivered to Agent, in form, scope and methodology, and by an appraiser, reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely; provided, that there shall be no more than one (1) Inventory Appraisal in any Loan Year (or two (2) times per Loan Year if Aggregate Availability at any time during such Loan Year is less than 15% of the aggregate Revolver

3303777.3	2

Commitments at such time for five (5) consecutive days) and each Inventory Appraisal shall be at Borrowers’ sole cost and expense, provided, further, that if an Inventory Appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. The foregoing shall not in any way limit Agent’s ability to conduct appraisals or examinations of the Inventory at Agent’s sole cost or expense.”
“Unused Line Fee Rate: a per annum rate equal to (a) 0.50%, if the average daily balance of Revolver Loans and stated amount of Letters of Credit was 50% or less of the Revolver Commitments during the preceding calendar month, or (b) 0.375%, if the average daily balance of Revolver Loans and stated amount of Letters of Credit was more than 50% of the Revolver Commitment during the preceding calendar month.”
3.4    The definition of “Applicable Margin” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Margin: with respect to any Type of Revolver Loan, the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last Fiscal Quarter:

Level	Fixed Charge Coverage Ratio	U.S. Base Rate Revolver Loans	U.S. LIBOR Revolver Loans	Singapore Base Rate Revolver Loans	Singapore LIBOR Revolver Loans
I	< 1.10	2.00%	3.00%	2.25%	3.25%
II	> 1.10 < 1.50	1.75%	2.75%	2.00%	3.00%
III	> 1.50	1.50%	2.50%	1.75%	2.75%

3.1    The definition of “Equipment Appraisal” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Equipment Appraisal: with respect to (a) Equipment owned by U.S. Borrower as of the Amendment No. 5 Effective Date, a written appraisal of such Equipment delivered to Agent, in form, scope and methodology, and by an appraiser, reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely, and (b) Equipment purchased by U.S. Borrower in each Loan Year after the Amendment No. 5 Effective Date, a written appraisal of such Equipment purchased in such Loan Year delivered to Agent, in form, scope and methodology, and by an appraiser, reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely; provided, that there shall be no more than one (1) Equipment Appraisal in any Loan Year and each Equipment Appraisal shall be at Borrowers’ sole cost and expense, provided, further, that if an Equipment Appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limit. The foregoing shall not in any way limit Agent’s ability to conduct appraisals or examinations of the Equipment at Agent’s sole cost or expense.”
3.2    The definition of “Equipment Formula Amount” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“Equipment Formula Amount: as of any date of determination, an amount equal to the lesser of (i) $5,075,000 and (ii) 80% of the lesser of (a) the net orderly liquidation Value of Eligible Equipment, as reduced on the first day of each Fiscal Quarter occurring after the Amendment No. 5 Effective Date in an amount equal to one-twentieth (1/20) of such appraised value (the “Equipment Value Amortization”) and (b) the net orderly liquidation Value of Eligible Equipment, as determined by any updated Equipment Appraisals with respect to such Equipment received by Agent, provided, that, in connection with any Permitted Asset Disposition of any Equipment that is included in calculating the Equipment Formula Amount, the Equipment Formula Amount shall be reduced by an amount equal to 80% of the net orderly liquidation Value, as reduced by the Equipment Value Amortization at such time, of such Equipment to be disposed of.”
3.3    The definition of “Excluded Deposit Account” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Excluded Deposit Account: (a) a Deposit Account that is (i) exclusively used for payroll, payroll taxes or employee benefits, (ii) an escrow account, (iii) a trust account, or (iv) a zero balance account, and (b) a Deposit Account of an Obligor containing not more than $150,000 at any time; provided, that the aggregate balance of all Excluded Deposit Accounts described in this clause (b) shall not at any time exceed $1,000,000.”
3.4    The definition of “Fixed Charges” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Fixed Charges: for any period, the sum of (a) Consolidated Interest Expense to the extent paid in cash during such period (net of cash interest income), plus (b) principal payments made in cash on Borrowed Money during such period (other than principal payments (i) made in connection with the closing of the offering of the Senior Notes and (ii) reducing the outstanding amounts of Borrowed Money associated with revolving, overdraft or factoring facilities unless such principal payments are accompanied by a permanent reduction in the amount available for borrowing under such facility), plus (c) Distributions, dividends and stock buybacks made in cash during such period, plus (d) the Equipment Value Amortization accrued during such period.”
3.5    The definition of “Guarantors” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Guarantors: Parent, KEMET Services Corporation, a Delaware corporation, KRC Trade Corporation, a Delaware corporation, and each other Person who guarantees payment or performance of any Obligations.”
3.6    The definition of “Inventory Formula Amount” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Inventory Formula Amount: the lesser of (a) $6,000,000 and (b) (i) on or prior to Agent’s receipt of an updated Inventory Appraisal and Agent’s approval thereof, 40% of the Value of Eligible Inventory and (ii) upon Agent’s receipt of an updated Inventory Appraisal, 85% of the NOLV Percentage of the Value of Eligible Inventory.”

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3.7    The definition of “NOLV Percentage” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent Inventory Appraisal of U.S. Borrowers’ Inventory.”
3.8    The definition of “Revolver Termination Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Revolver Termination Date: December 31, 2015.”
3.9    The definition of "Senior Officer" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
"Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower, or, if the context requires, an Obligor, the treasurer of U.S. Borrower, the manager of KEMET Foil or a director of Singapore Borrower.”
3.10    The definition of “Value” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Value: (a) for Inventory, its value reasonably determined by Agent in good faith on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person; and (c) for Equipment, the appraised value thereof, as set forth in any Equipment Appraisal with respect to such Equipment.”
3.11    Section 3.2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“3.2.1    Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the first day of each month immediately following the applicable month of calculation, and on the Commitment Termination Date.”
3.12    Schedules 8.5, 8.6.1, 9.1.4, 9.1.11, 9.1.14, 9.1.15, 9.1.16, 9.1.18, 9.1.20, 10.2.2, 10.2.6, 10.2.8, 10.2.9 and 10.2.17 are each hereby deleted in their entirety and replaced with the Schedules set forth on Exhibit A attached hereto.
SECTION 4.    JOINDER AND ASSUMPTION BY NEW BORROWER.

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4.1    Assumption of Obligations. New Borrower hereby expressly (a) assumes and agrees to be directly liable to Agent and the Lenders, jointly and severally with Existing Borrowers, for all Obligations under, contained in, or arising pursuant to the Loan Agreement and the other Loan Documents applicable to Existing Borrowers, (b) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Loan Documents applicable to Existing Borrowers, with the same force and effect as if New Borrower had originally executed and been an original Borrower party signatory to the Loan Agreement and the other Loan Documents, (c) is deemed to make and is, in all respects, bound by all representations and warranties made by Existing Borrowers to Agent and the Lenders set forth in the Loan Agreement and the other Loan Documents, and (d) agrees that Agent and the Lenders shall have all rights, remedies and interests, including security interests in and to the Collateral granted pursuant to Section 4.2 hereof, the Loan Agreement and the other Loan Documents, with respect to New Borrower and its properties and assets with the same force and effect as if New Borrower had originally executed and had been an original Borrower party signatory to the Loan Agreement and the other Loan Documents.
4.2    Collateral of New Borrower.
(a)    Without limiting the provisions of Section 4.1 hereof, or of the Loan Agreement or any of the other Loan Documents, to secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, New Borrower hereby grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in, lien and mortgage in and to, right of setoff against and collateral assignment of all of the Collateral of New Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located. New Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. In addition to the foregoing, New Borrower hereby acknowledges, confirms and agrees that each of the Liens granted in any assets of New Borrower, as a Guarantor or otherwise, to secure the payment and performance of the Obligations under any Loan Documents, including, without limitation, under the Trademark Security Agreement, dated September 30, 2010, between New Borrower and Agent, shall continue to secure the payment and performance of the Obligations of New Borrower as a Borrower under the Loan Agreement, and shall constitute Collateral for the payment and performance of the Obligations.
(b)    New Borrower hereby authorizes and, until such time as the Obligations are indefeasibly paid in full, in cash, shall continue to authorize Agent to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of New Borrower and hereby specifically ratifies all such actions previously taken by Agent. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Lien on the Collateral granted to Agent herein, including, without limitation, describing such property as “all assets” or “all personal property”, whether now owned or hereafter acquired.
SECTION 5.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
Each Borrower hereby represents, warrants and covenants with and to Agent and Lenders as follows:

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5.1    Representations in Loan Documents. Each of the representations and warranties made by or on behalf of such Borrower to Agent and Lenders in any of the Loan Documents was true and correct and in all material respects when made (except for those representations and warranties that are already qualified by concepts of materiality or by express thresholds, which representations and warranties shall be true and correct in all respects) and is true and correct in all material respects on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by or on behalf of such Borrower on the date hereof and in this Amendment (other than such representations and warranties that relate solely to a specific prior date).
5.2    Binding Effect of Documents. This Amendment and the other Loan Documents have been duly executed and delivered to the Lender by such Borrower and are in full force and effect, as modified hereby.
5.3    No Conflict, Etc. The execution, delivery and performance of this Amendment by such Borrower will not violate or cause a default under any Applicable Law or Material Contract of such Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues, other than Permitted Liens.
5.4    No Default or Event of Default. No Default or Event of Default exists immediately prior to the execution of this Amendment and no Default or Event of Default will exist immediately after the execution of this Amendment and the other documents, instruments and agreements executed and delivered in connection herewith.
5.5    Additional Events of Default. Any misrepresentation by such Borrower, or any failure of such Borrower to comply with the covenants, conditions and agreements contained in any Loan Document, herein or in any other document, instrument or agreement at any time executed and/or delivered by such Borrower with, to or in favor of Agent and/or Lenders shall, subject to the terms and provisions of the Loan Agreement and the other Loan Documents, constitute an Event of Default hereunder, under the Loan Agreement and the other Loan Documents.
5.6    Post Closing Obligations. Borrowers shall, within the time periods set forth below, or such later time period as may be agreed upon by Agent:
(a)    within seven (7) Business Days after the date hereof, deliver to Agent KRC Trade Corporation's duly executed and delivered signature to this Amendment;
(b)    within fourteen (14) Business Days after the date hereof, deliver to Agent amendments to the Trademark Security Agreements and Patent Security Agreements made by any Obligor in favor of Agent, duly executed and delivered by the applicable Obligor, each in form and substance reasonably satisfactory to Agent;
(c)    within thirty (30) Business Days after the date hereof, deliver to Agent duly executed agreements establishing each Dominion Account and related lockbox of New Borrower, in form and substance, and with financial institutions, reasonably satisfactory to Agent; and

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(d)    within sixty (60) Business Days after the date hereof, deliver to Agent a ratification of each of the Mexican Pledge Documents, duly executed by the applicable parties thereto (other than Agent), each in form and content reasonably satisfactory to Agent.

SECTION 6.	CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.
The effectiveness of the terms and provisions of this Amendment shall be subject to the following:
(a)    the receipt by Agent of this Amendment, in form and substance satisfactory to Agent in its sole discretion, duly authorized, executed and delivered by each Borrower, Lenders and Agent;
(b)    the receipt by Agent of the Second Amended and Restated Revolver Note, in form and substance satisfactory to Agent in its sole discretion, duly authorized, executed and delivered by each Borrower;
(c)    the receipt by Agent of a Secretary’s Certificate of Directors’ Resolutions, Organic Documents and Incumbency, in form and substance satisfactory to Agent in its sole discretion, duly authorized, executed and delivered by New Borrower;
(d)    the receipt by Agent of all filings or recordations necessary to perfect Agent’s Liens in the Collateral of New Borrower, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral of New Borrower, except Permitted Liens;
(e)    the receipt by Agent of certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects (except for those representations and warranties that are already qualified by concepts of materiality or by express thresholds, which representations and warranties shall be true and correct in all respects); and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;
(f)    the receipt by Agent of certificates of insurance for the insurance policies carried by New Borrower, all in compliance with the Loan Documents;
(g)    Agent shall have completed its business, financial and legal due diligence of New Borrower;
(h)    Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the effective date of this Amendment;
(i)    On the date hereof, upon giving effect to the payment by Borrowers of all fees and expenses incurred in connection herewith, Aggregate Availability shall be at least $7,500,000; and
(j)    All conditions precedent in any other Loan Document shall be satisfied.

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SECTION 7.    PROVISIONS OF GENERAL APPLICATION.
7.1    Effect of this Amendment. Except as modified pursuant hereto, and pursuant to the other documents, instruments and agreements executed and delivered in connection herewith, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. Any Loan Document amended hereby shall be read and construed with this Amendment as one agreement.
7.2    Costs and Expenses. Borrowers absolutely and unconditionally agree to pay to Agent, on demand by Agent at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Amendment are consummated: all reasonable fees and disbursements of any counsel to Agent in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements delivered in connection with the transactions contemplated hereby and all reasonable out-of-pocket expenses which shall at any time be incurred or sustained by Agent or its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.
7.3    No Third Party Beneficiaries. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.
7.4    Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.
7.5    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
7.6    Merger. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.
7.7    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.
7.8    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

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7.9    Reviewed by Attorneys. Each Borrower represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and each document executed in connection herewith with, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.
7.10    Governing Law; Consent to Jurisdiction and Venue.
(a)    THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
(b)    EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY HERETO, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
7.11    Waivers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY HERETO; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY

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COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Amendment and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.
7.12    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute but one and the same Amendment. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
KEMET ELECTRONICS CORPORATION
By: /s/ Charles C. Meeks, Jr._______________
Name: Charles C. Meeks, Jr._______________
Title: Executive Vice President______________

KEMET ELECTRONICS MARKETING (S) PTE LTD.
By: /s/ Zhu Ying__________________________
Name: Zhu Ying__________________________
Title: Director___________________________

KEMET FOIL MANUFACTURING, LLC
By: /s/ Steve Lane_________________________
Name: Steve Lane________________________
Title: Manager___________________________

KEMET BLUE POWDER CORPORATION
By: /s/ Charles C. Meeks, Jr.________________
Name: Charles C. Meeks, Jr.________________
Title: President _________________________

THE FOREST ELECTRIC COMPANY
By: /s/ Charles C. Meeks, Jr.________________
Name: Charles C. Meeks, Jr._______________
Title: President _________________________

[Signatures Continued on Next Page]

Amendment No. 5 and Joinder

[Signatures Continued from Previous Page]

Acknowledged:
KEMET CORPORATION

By: /s/ Charles C. Meeks, Jr.___________________
Name: Charles C. Meeks, Jr.___________________
Title: Executive Vice President_________________

KEMET SERVICES CORPORATION

By: /s/ Carlos Roberto Gomez Robledo___________
Name: Carlos Roberto Gomez Robledo___________
Title: President _____________________________

KRC TRADE CORPORATION

By: /s/ Richard Vatinelle_________________________
Name: Richard Vatinelle_________________________
Title: Vice President and Treasurer________________

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Amendment No. 5 and Joinder

[Signatures Continued from Previous Page]

BANK OF AMERICA, N.A.,
as Agent and sole Lender

By: /s/ Andrew A. Doherty__________________
Name: Andrew A. Doherty
Title: Senior Vice President

Amendment N. 5 and Joinder

EXHIBIT A
AMENDED AND RESTATED SCHEDULES

Schedule 8.5
Deposit Accounts

Amendment N. 5 and Joinder

Schedule 8.6.1
Business Locations

3303777.3

Schedule 9.1.4
Names and Capital Structure

3303777.3

Schedule 9.1.11
Patents, Trademarks, Copyrights and Licenses

3303777.3

Schedule 9.1.14
Environmental Matters

3303777.3

Schedule 9.1.15
Restrictive Agreements

3303777.3

Schedule 9.1.16
Litigation

3303777.3

Schedule 9.1.18
Pension Plan Disclosures

3303777.3

Schedule 9.1.20
Labor Contracts

3303777.3

Schedule 10.2.2
Existing Liens

3303777.3

Schedule 10.2.6
Scheduled Asset Dispositions

3303777.3

Schedule 10.2.8
Certain Borrowed Money

3303777.3

Schedule 10.2.9
Permitted Restructuring Transactions

3303777.3

Schedule 10.2.17
Existing Affiliate Transactions

3303777.3